Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Polymer Group, Inc. on Form S-4 of our report dated May 13, 2014, related to the consolidated financial statements of Companhia Providência Indústria e Comércio and subsidiaries as of and for the years ended December 31, 2013 and 2012, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Auditores Independentes

Curitiba, Brazil

May 14, 2015